UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2006

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 21, 2006, Universal Health Realty Income Trust (the “Trust”) completed the transfer of the real property assets and all rights attendant thereto (including insurance proceeds) of Chalmette Medical Center (“Chalmette”) to Universal Health Services, Inc. (“UHS”) in exchange and substitution for newly constructed real property assets owned by UHS (“Capital Additions”) at Wellington Regional Medical Center (“Wellington”), The Bridgeway (“Bridgeway”) and Southwest Healthcare System-Inland Valley Campus (“Inland Valley”). The Trust filed a Current Report on Form 8-K regarding the Chalmette exchange and substitution arrangement on April 25, 2006 (the “Prior 8-K”), which is incorporated by reference herein.

On July 21, 2006, to reflect the rents payable on the Capital Additions at each of the Wellington, Bridgeway and Inland Valley Campus properties upon the completion of the Chalmette exchange and substitution arrangement, the Trust entered into amended and restated leases with each of the individual lessees relating to their respective, individual properties. The terms of the leases, including the rental amounts, are set forth in the Prior 8-K.

Item 2.02 Results of Operations and Financial Condition.

On July 24, 2006, the Trust made its second quarter earnings release. A copy of the Trust’s press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: July 24, 2006	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press release dated July 24, 2006.